ATLAS PEARLMAN, P.A.
                             350 East Las Olas Blvd.
                                   17th Floor
                            Fort Lauderdale, FL 33301

                                                              November 15, 2000


HBOA Holdings, Inc.
2400 East Commercial Blvd.
Suite 221
Fort Lauderdale, FL 33308

         Re: Registration Statement on Form S-8 (the "Registration Statement"); HBOA Holdings, Inc. (the "Company")
                  2000 Equity Compensation Plan (the "Plan")

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission ("Commission") with respect to the registration by the Company and the resale of an aggregate of 2,700,000 shares of Common Stock, $.001 par value per share of the Company (the "Shares"). The Shares may be sold pursuant to the Registration Statement and the Plan. The Shares are covered by the Registration Statement and consist of 2,700,000 shares of the Company's Common Stock to be issued as restricted stock grants, and/or upon exercise of options granted and to be granted, under the Plan.

         In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation, By-Laws, the Plan and various other agreements and option awards, corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

         Subject to and in reliance upon the foregoing, we are of the opinion that the Shares to be issued as restricted stock grants and/or upon exercise of options granted and to be granted under the Plan, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.



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         We hereby consent to the use of this opinion in the Registration
Statement on Form S-8 to be filed with the Commission.

                                                   Very truly yours,

                                                   /s/ATLAS PEARLMAN, P.A.
                                                   -----------------------
                                                   ATLAS PEARLMAN, P.A.